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                                                                     EXHIBIT 12




                RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

                                                                       NINE               TWELVE
                                                                   MONTHS ENDED        MONTHS ENDED
                                                                   SEPTEMBER 30,       SEPTEMBER 30,
                                                                       2000                 2000
                                                                   -------------       -------------
Income from continuing operations ..............................     $ 14,761              $ 44,565
Income taxes for continuing operations .........................       41,119                59,321
                                                                     --------              --------
                                                                       55,880               103,886
                                                                     --------              --------

Fixed charges, as defined:
   Interest expense ............................................      100,108               129,375
   Distribution on trust preferred securities ..................           22                   112
   Interest component of rentals charged to operating expense ..        8,234                12,423
                                                                     --------              --------
   Total fixed charges .........................................      108,364               141,910
                                                                     --------              --------

Earnings, as defined ...........................................     $164,244              $245,796
                                                                     ========              ========

Ratio of earnings to fixed charges .............................         1.52                  1.73
                                                                     ========              ========
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